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[LOGO] ACETO Exhibit 99.1

                              FOR IMMEDIATE RELEASE

                ACETO CORPORATION ANNOUNCES THIRD QUARTER RESULTS
                         WITH BEST-EVER QUARTERLY SALES

LAKE SUCCESS, NY - May 5, 2005 - Aceto Corporation (NASDAQ:ACET), a global distributor of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today announced quarterly results of operations for its fiscal 2005 third quarter and nine months ended March 31, 2005.

For the third quarter, net sales increased 4% to $81.6 million, from $78.3 million in the third quarter of fiscal 2004. Gross profit was $14.2 million for the quarter, compared to $14.5 million in the fiscal 2004 period, and gross margin was 17.4% compared to 18.5%. The gross margin was lower because of previously announced pricing pressures related to two of the Company's chemical-based active pharmaceutical ingredients ("APIs"). While selling, general and administrative expenses increased by $779,000, of this, $598,000 was incurred for compliance with the Sarbanes-Oxley Act and $209,000 for Aceto's strategic business initiatives. Management is pleased that the balance of the Company's SG&A expenses were flat compared to last year. Income from continuing operations was $2.7 million or $0.11 per diluted share, compared to $3.8 million or $0.16 per diluted share in the third quarter of last year. Net income was $1.9 million or $0.08 per diluted share, versus $3.7 million or $0.15 per diluted share in the comparable period of last year. Net income for the third quarter included losses from discontinued operations of $0.03 and $0.01 per diluted share in the 2005 and 2004 periods, respectively, net of income tax benefits, related to the Company's planned sale of its Institutional Sanitary Supplies business. Presently, Aceto is in final negotiations with two separate parties to sell two sets of Institutional Sanitary Supplies product lines, and is pursuing a buyer for the remaining product lines.

Net sales for the nine months ended March 31, 2005 increased 9% to $236.7 million from $217.2 million in the same period of the prior year. Income from continuing operations was $8.9 million or $0.36 per diluted share, compared to $10.2 million or $0.42 per diluted share in last year's period. Net income was $7.2 million or $0.29 per diluted share for the first nine months of fiscal 2005, as compared to $9.8 million or $0.40 per diluted share in the same period of fiscal 2004.

Leonard S. Schwartz, Chairman, CEO and President of Aceto, stated, "The third quarter marks the greatest quarterly sales level in the Company's history, as well as our second-highest gross profit. Double-digit sales increases in our Agrochemicals and Chemicals & Colorants segments offset a slight decrease (2%) in our Health Sciences group caused by competitive pricing on certain APIs. This more competitive environment in the Generic drug industry and APIs is already providing new business opportunities for Aceto. In

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addition to our traditional business of supplying APIs to Generic companies for their new product introductions, which we continue to pursue aggressively, we are now supplying them APIs for their existing drugs on the market. Our ability to do this is based on the leveraging of our unique worldwide sourcing and regulatory capabilities. As a result of this strategy, as stated during the last investor conference call, we expect to introduce a greater number of new APIs."

Mr. Schwartz continued, "During the quarter we continued to focus on Strategic Business Initiatives to produce long-term growth for the Company. With regard to our Landfill Odorend product, the intensive marketing campaign we launched in early January has begun to generate interest. We delivered product to five landfills for current and pending commercial trials. These landfills are in our target market as they are experiencing significant odor problems. We expect to have results from the commercial trials in 60 to 90 days. Also during the quarter, we completed the purchase of our Chinese headquarters in Shanghai, and are expanding our staff in China from 24 to 28 people. We expect to move into the new location by the end of this month. Additionally, we remain committed and on track with our Biopharmaceutical Initiative, which encompasses patented products for humans, the emerging generic market, specialty vaccines for humans, and a segment of the veterinary market. We are targeting specific products for which regulatory pathways already exist as well as products that will require regulatory changes to bring to market. We are also making progress with the expansion of our Agrochemicals segment. Our organic color pigments business is growing very nicely, and our business in Eastern Europe is showing signs of growth."

Mr. Schwartz concluded, "Our strong financial position continues to serve as a solid foundation to support our initiatives. We closed the quarter with working capital of $94.3 million, no long-term debt and shareholders' equity of $108.0 million. In terms of financial guidance, we anticipate income from continuing operations of approximately $0.09 - $0.11 per diluted share in the fourth quarter, which includes an estimated $0.6 million related to costs associated with SOX 404 compliance. We remain focused on optimizing the performance of our core businesses, as well as capitalizing on the opportunities related to our Strategic Business Initiatives, and continue to be enthusiastic about Aceto's long-term prospects for growth."

CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Thursday, May 5, 2005. Interested parties may participate in the call by dialing 888-787-0577 (706-679-3204 for international callers) - please call in 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investor Relations section (CONFERENCE CALLS) of the Company's website. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived on the Company's website, and a recorded phone replay of the call will be available from 1:00 p.m. on Thursday, May 5, 2005 until 5:00 p.m. ET on Friday, May 6, 2005. Dial 800-642-1687 (706-645-9291 for international callers) and enter the code 5455975 for the phone replay.

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ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of biopharmaceuticals, chemically-derived pharmaceuticals, specialty chemicals and agrochemicals used principally as raw materials in the agricultural, color, pharmaceutical, surface coating/ink and general chemical consuming industries. With offices in ten countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward looking statements contained in this press release include, but are not limited to, the introduction of a greater number of new API's, receiving results from trials within 60 to 90 days regarding the Landfill Odorend product, the earnings guidance for the Company's fourth quarter of fiscal 2005 and Aceto's long-term prospects for growth. All forward-looking statements in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.

CONTACT:                                      -OR-   INVESTOR RELATIONS COUNSEL:
Aceto Corporation                                    The Equity Group Inc.
Leonard S. Schwartz, Chairman/CEO/President          Lauren Barbera
Douglas Roth, CFO                                    (212) 836-9610
(516) 627-6000                                       lbarbera@equityny.com
                                                     ---------------------
www.aceto.com                                        www.theequitygroup.com
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

                                                       ACETO CORP.
                                            CONSOLIDATED STATEMENTS OF INCOME
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                       (UNAUDITED)


                                                                 THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                      MARCH 31,                         MARCH 31,
                                                                 2005          2004                2005          2004
                                                              ----------    ----------          ----------    ----------
Net sales                                                     $  81,578     $  78,264           $ 236,745     $ 217,154
Cost of sales                                                    67,420        63,809             196,416       178,796
                                                              ----------    ----------          ----------    ----------
Gross profit                                                     14,158        14,455              40,329        38,358
Gross profit %                                                   17.36%        18.47%              17.03%        17.66%

Selling, general and
  administrative expenses                                        10,138         9,359              28,518        25,030
                                                              ----------    ----------          ----------    ----------
Operating income                                                  4,020         5,096              11,811        13,328

Other income, net of
  interest expense                                                   18           198                 833         1,018
                                                              ----------    ----------          ----------    ----------

Income from continuing operations before income taxes             4,038         5,294              12,644        14,346
Provision for income taxes                                        1,292         1,458               3,759         4,175
                                                              ----------    ----------          ----------    ----------
Income from continuing operations                                 2,746         3,836               8,885        10,171
Loss from discontinued operations, net of taxes                    (851)         (126)             (1,662)         (379)
                                                              ----------    ----------          ----------    ----------
Net income                                                        1,895         3,710               7,223         9,792
                                                              ==========    ==========          ==========    ==========

Basic income per common share (a):
  Income from continuing operations                           $    0.11     $    0.16           $    0.37     $    0.43
  Loss from discontinued operations                           $   (0.03)    $   (0.01)          $   (0.07)    $   (0.02)
  Net income                                                  $    0.08     $    0.15           $    0.30     $    0.41

Diluted income per common share (a):
  Income from continuing operations                           $    0.11     $    0.16           $    0.36     $    0.42
  Loss from discontinued operations                           $   (0.03)    $   (0.01)          $   (0.07)    $   (0.02)
  Net income                                                  $    0.08     $    0.15           $    0.29     $    0.40

Weighted average shares outstanding (a):
  Basic                                                          24,235        23,969              24,193        23,863
  Diluted                                                        24,690        24,584              24,708        24,482

(a) The number of shares outstanding and the per-share information have been adjusted for a 3-for-2 stock split, effected in the form of a dividend, paid January 10, 2005.

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                                   ACETO CORP.
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         March 31,     June 30,
                                                           2005          2004
                                                       -----------   -----------
                                                       (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                            $   20,855    $   23,330
  Investments                                               5,009         9,888
  Receivables:
    Trade, less allowance for doubtful
    accounts:  March, $400;  June $ 1,033                  55,220        53,084
   Other                                                    1,543         1,504
                                                       -----------   -----------
                                                           56,763        54,588

  Inventory                                                48,122        41,784
  Prepaid expenses and other current assets                 2,080         1,165
  Assets held for sale                                      1,437             -
  Income taxes receivable                                     148           606
  Deferred income tax benefit, net                          2,119         1,613
                                                       -----------   -----------

        Total current assets                              136,533       132,974


Long-term notes receivable                                    671           747

Property and equipment                                      9,170         7,044
Less accumulated depreciation and amortization              3,796         4,390
                                                       -----------   -----------
                                                            5,374         2,654


Goodwill                                                    2,295         3,179
Intangible assets,net                                       3,512         3,701
Deferred income tax benefit, net                            2,774         4,579
Other assets                                                2,363         1,863
                                                       -----------   -----------

Total Assets                                           $  153,522    $  149,697
                                                       ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Drafts and acceptances payable                       $    4,623    $    4,610
  Accounts payable                                         25,173        31,292
  Note payable - related party                                500         1,000
  Accrued compensation                                      2,202         2,836
  Accrued environmental remediation                         1,240         1,326
  Other accrued expenses                                    7,952         6,070
  Liabilities related to assets held for sale                 494             -
                                                       -----------   -----------
         Total current liabilities                         42,184        47,134

Long-term liabilites                                        3,151         2,140
Minority interest                                             215           157
                                                       -----------   -----------
          Total liabilities                                45,550        49,431

Shareholders' equity:
  Common stock, $.01 par value:
        (40,000 shares authorized; 25,644 shares
        issued; 24,248 and 24,118 shares outstanding
        at March 31, 2005 and June 30, 2004,
        respectively)                                         256           256
  Capital in excess of par value                           57,157        57,111
  Retained earnings                                        61,893        56,490
  Treasury stock, at cost:
       (1,396 and 1,526 shares at March
        31, 2005 and June 30, 2004, respectively)         (13,848)      (15,135)
  Accumulated other comprehensive income                    2,514         1,544
                                                       -----------   -----------
         Total shareholders' equity                       107,972       100,266
                                                       -----------   -----------

Total liabilities and shareholders' equity             $  153,522    $  149,697
                                                       ===========   ===========